Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE  FUND – Balanced Portfolio

The Balanced Portfolio’s shareholders voted on the following proposal at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
To approve an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of the JPVF Balanced Portfolio by the LVIP Managed Fund, a series of Lincoln Variable Insurance Products Trust, and the assumption of all liabilities of the Balanced Portfolio by the LVIP Managed Fund in exchange for shares of the LVIP Managed Fund and the subsequent liquidation of the Balanced Portfolio.	4,742,371	4,742,371	89.02%	4.11%	6.87%

•	Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – Growth Portfolio

The Growth Portfolio’s shareholders voted on the following proposal at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
To approve an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of the JPVF Growth Portfolio by the LVIP Growth and Income Fund, a series of Lincoln Variable Insurance Products Trust, and the assumption of all liabilities of the Growth Portfolio by the LVIP Growth and Income Fund in exchange for shares of the LVIP Growth and Income Fund and the subsequent liquidation of the Growth Portfolio.	2,388,266	2,388,266	92.21%	2.57%	5.22%

•	Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – High Yield Bond Portfolio

The High Yield Bond Portfolio’s shareholders voted on the following proposal at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
To approve an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of the JPVF High Yield Bond Portfolio by the LVIP Delaware Bond Fund, a series of Lincoln Variable Insurance Products Trust, and the assumption of all liabilities of the High Yield Bond Portfolio by the LVIP Delaware Bond Fund in exchange for shares of the LVIP Delaware Bond Fund and the subsequent liquidation of the High Yield Bond Portfolio.	2,787,078	2,787,078	94.81%	1.63%	3.56%

•	Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – Money Market Portfolio

The Money Market Portfolio’s shareholders voted on the following proposal at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
To approve an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of the JPVF Money Market Portfolio by the LVIP Money Market Fund, a series of Lincoln Variable Insurance Products Trust, and the assumption of all liabilities of the Money Market Portfolio by the LVIP Money Market Fund in exchange for shares of the LVIP Money Market Fund and the subsequent liquidation of the Money Market Portfolio.	5,572,548	5,572,548	90.51%	4.48%	5.01%

•	Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – Capital Growth Portfolio

The Capital Growth Portfolio’s shareholders voted on the following proposals at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
1. To approve the reorganization of the Jefferson Pilot Variable Fund, Inc. Capital Growth Portfolio into the LVIP Capital Growth Fund, a series of Lincoln Variable Insurance Products Trust.	7,031,168	7,030,676	94.25%	2.01%	3.73%
2. To approve a new Investment Management Agreement between the Lincoln Variable Insurance Products Trust and Jefferson Pilot Investment Advisory Corporation.	7,031,168	7,030,676	94.52%	1.63%	3.85%

•	Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – International Equity Portfolio

The International Equity Portfolio’s shareholders voted on the following proposals at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
1. To approve the reorganization of the Jefferson Pilot Variable Fund, Inc. International Equity Portfolio into the LVIP Marsico International Growth Fund, a series of Lincoln Variable Insurance Products Trust.	9,004,638	9,004,638	94.00%	1.28%	4.73%
2. To approve a new Investment Management Agreement between the Lincoln Variable Insurance Products Trust and Jefferson Pilot Investment Advisory Corporation.	9,004,638	9,004,638	94.80%	1.31%	3.89%

* Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – Mid-Cap Growth Portfolio

The Mid-Cap Growth Portfolio’s shareholders voted on the following proposals at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
1. To approve the reorganization of the Jefferson Pilot Variable Fund, Inc. Mid-Cap Growth Portfolio into the LVIP Mid-Cap Growth Fund, a series of Lincoln Variable Insurance Products Trust.	2,298,477	1,298,477	53.02%	1.50%	1.97%
2. To approve a new Investment Management Agreement between the Lincoln Variable Insurance Products Trust and Jefferson Pilot Investment Advisory Corporation.	2,298,477	1,298,477	52.99%	1.54%	1.97%

* Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – Mid-Cap Value Portfolio

The Mid-Cap Value Portfolio’s shareholders voted on the following proposals at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
1. To approve the reorganization of the Jefferson Pilot Variable Fund, Inc. Mid-Cap Value Portfolio into the LVIP Mid-Cap Value Fund, a series of Lincoln Variable Insurance Products Trust.	4,270,340	3,270,340	70.88%	0.44%	5.26%
2. To approve a new Investment Management Agreement between the Lincoln Variable Insurance Products Trust and Jefferson Pilot Investment Advisory Corporation.	4,270,340	3,270,340	70.74%	0.64%	5.20%

* Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – S&P 500 Index Portfolio

The S&P 500 Index Portfolio’s shareholders voted on the following proposal at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
To approve an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of the JPVF S&P 500 Index Portfolio by the LVIP S&P 500 Fund, a series of Lincoln Variable Insurance Products Trust, and the assumption of all liabilities of the S&P 500 Index Portfolio by the LVIP S&P 500 Index Fund in exchange for shares of the LVIP S&P 500 Index Fund and the subsequent liquidation of the S&P 500 Index Portfolio.	23,961,064	23,961,064	88.86%	3.60%	7.55%

* Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – Small Company Portfolio

The Small Company Portfolio’s shareholders voted on the following proposals at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
1. To approve the reorganization of the Jefferson Pilot Variable Fund, Inc. Small Company Portfolio into the LVIP Small-Cap Index Fund, a series of Lincoln Variable Insurance Products Trust.	3,876,620	3,876,620	92.24%	2.92%	4.84%
2. To approve a change in the investment objective for the Jefferson Pilot Variable Fund, Inc. Small Company Portfolio to track the Russell 2000 Index.	3,876,620	3,876,620	94.93%	1.49%	3.59%
3. To approve a new Investment Management Agreement between the Lincoln Variable Insurance Products Trust and Jefferson Pilot Investment Advisory Corporation.	3,876,620	3,876,620	92.14%	2.94%	4.92%

* Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – Small-Cap Value Portfolio

The Small-Cap Value Portfolio’s shareholders voted on the following proposals at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For	Percent Against	Percent Abstain
1. To approve the reorganization of the Jefferson Pilot Variable Fund, Inc. Small-Cap Value Portfolio into the LVIP Value Opportunities Fund, a series of Lincoln Variable Insurance Products Trust.	3,262,713	1,904,378	55.30%	0.84%	2.24%
2. To approve a new Investment Management Agreement between the Lincoln Variable Insurance Products Trust and Jefferson Pilot Investment Advisory Corporation.	3,262,713	1,904,378	55.65%	0.60%	2.11%

•	Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – Strategic Growth Portfolio

The Strategic Growth Portfolio’s shareholders voted on the following proposals at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
1. To approve the reorganization of the Jefferson Pilot Variable Fund, Inc. Strategic Growth Portfolio into the LVIP T. Rowe Price Growth Stock Fund, a series of Lincoln Variable Insurance Products Trust.	5,223,285	5,222,920	91.12%	4.07%	4.80%
2. To approve a new Investment Management Agreement between the Lincoln Variable Insurance Products Trust and Jefferson Pilot Investment Advisory Corporation.	5,223,285	5,222,920	91.68%	4.08%	4.23%

* Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – Value Portfolio

The Value Portfolio’s shareholders voted on the following proposals at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
1. To approve the reorganization of the Jefferson Pilot Variable Fund, Inc. Value Portfolio into the LVIP MFS Value Fund, a series of Lincoln Variable Insurance Products Trust.	4,392,186	4,392,186	91.96%	2.87%	5.17%
2. To approve a new Investment Management Agreement between the Lincoln Variable Insurance Products Trust and Jefferson Pilot Investment Advisory Corporation.	4,392,186	4,392,186	91.38%	3.64%	4.98%

* Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

Proxy Results (Unaudited)

JEFFERSON PILOT VARIABLE FUND – World Growth Stock Portfolio

The World Growth Stock Portfolio’s shareholders voted on the following proposals at the special meeting of shareholders on March 15, 2007.
The resulting votes are presented below:

	Outstanding Shares	Total Voted	Percent For *	Percent Against *	Percent Abstain *
1. To approve the reorganization of the Jefferson Pilot Variable Fund, Inc. World Growth Stock Portfolio into the LVIP Templeton Growth Fund, a series of Lincoln Variable Insurance Products Trust.	5,367,369	5,367,369	91.61%	2.36%	6.02%
2. To approve a new Investment Management Agreement between the Lincoln Variable Insurance Products Trust and Jefferson Pilot Investment Advisory Corporation.	5,367,369	5,367,369	92.38%	1.97%	5.65%

* Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.